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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty Six                        Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 26,       June 27,          June 26,      June 27,
                                                          1999           1998              1999          1998
                                                  ------------   ------------     -------------   -----------
Earnings available for earnings per share:

Income from continuing operations                 $     18,230   $     13,916     $     10,755   $      8,987
Discontinued operations, net of income taxes                          (22,589)                        (22,152)
                                                  ------------   ------------     ------------   ------------
Net income (loss)                                 $     18,230   $     (8,673)    $     10,755   $    (13,165)
                                                  ============   ============     ============   ============






Average number of common shares
    outstanding                                         10,246         11,462           10,125         11,239

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                120             85              117            109
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         10,366         11,547           10,242         11,348
                                                  ============   ============     ============   ============

Diluted earnings (loss) per share:
  Income from continuing operations               $       1.76   $       1.21     $       1.05   $       0.79
  Loss from discontinued operations                                     (1.96)                          (1.95)
                                                  ------------   ------------     ------------   ------------
Diluted earnings (loss) per share                 $       1.76   $      (0.75)    $       1.05   $      (1.16)
                                                  ============   ============     ============   ============
                                          24
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